                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant / /
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                                    VALENTIS, INC.
-----------------------------------------------------------------
        (Name of Registrant as Specified In Its Charter)

-----------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the
                           Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
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                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                 VALENTIS, INC.
                                863A MITTEN ROAD
                          BURLINGAME, CALIFORNIA 94010

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 7, 1999

                            ------------------------

To the Stockholders of VALENTIS, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of
VALENTIS, INC., a Delaware corporation (the "Company"), will be held on Tuesday, December 7, 1999, at 10:00 a.m. local time at the offices of the Company, 863A Mitten Road, Burlingame, California 94010 for the following purpose:

    1. To elect three directors to hold office until the 2002 Annual Meeting of Stockholders.

    2. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending June 30, 2000.

    3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on October 25, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ Patrick A. Pohlen

                                          Patrick A. Pohlen
                                          Secretary

Burlingame, California
November 8, 1999

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                 VALENTIS, INC.
                                863A MITTEN ROAD
                          BURLINGAME, CALIFORNIA 94010

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 7, 1999

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of Valentis, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on December 7, 1999, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the offices of the Company, 863A Mitten Road, Burlingame, California 94010. The Company intends to mail this proxy statement and accompanying proxy card on or about November 8, 1999, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock at the close of business on October 25, 1999 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on October 25, 1999, the Company had outstanding and entitled to vote 26,413,675 shares of Common Stock.

    Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 863A Mitten Road, Burlingame, California 94010, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

    Proposals of stockholders that are intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company not later than June 30 1999, in order to be included in the proxy statement and proxy relating to that Annual Meeting. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

    The Board of Directors is presently composed of eight members. There are three directors in the class whose term of office expires in 1999. One of the board members was appointed by the Board in March 1998. The two additional nominees were on the boards of directors of GeneMedicine, Inc. and PolyMASC Pharmaceuticals plc, respectively, each a company with which Valentis completed a merger in 1999. If elected at the Annual Meeting, each of the nominees would serve until the 2002 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

    Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2002 ANNUAL MEETING

STANLEY T. CROOKE, M.D., PH.D.

    Stanley T. Crooke, M.D., Ph.D., has served as a director of the Company since March 1999. He previously served as a director of GeneMedicine, Inc. ("GeneMedicine"), a biotechnology company which merged with Valentis in March 1999 from March 1992 to March 1996, and as Chairman of the Board from March 1996 to March 1999. Dr. Crooke has been Chief Executive Officer and a director of Isis Pharmaceuticals, Inc. ("Isis"), a biotechnology company, since he co-founded Isis in January 1989, and he has served as Chairman of the Board of Isis since February 1991. From 1980 until January 1989, Dr. Crooke was employed by SmithKline Beacham Corporation ("SmithKline"), a pharmaceutical company, most recently as President of Research and Development of SmithKline & French Laboratories. Dr. Crooke is a member of the Board of Directors of SIBIA Neurosciences, Inc., EPIX Medical Inc., and Isis Pharmaceuticals, Inc.
Dr. Crooke received a Ph.D. in Pharmacology and an M.D. from Baylor College of Medicine, where he served for a number of years as Adjunct Professor of Pharmacology. He currently serves as Adjunct Professor of Pharmacology at the University of California, San Diego.

PATRICK G. ENRIGHT

    Patrick G. Enright is a partner at Diaz & Altschul Group, LLC, a privately held merchant bank, and has been a director of the Company since March 1998. From March 1995 to February 1998, Mr. Enright served in various executive positions at the Company, including Senior Vice President, Corporate Development and Chief Financial Officer. From September 1993 to June 1994, Mr. Enright was Senior Vice President of Finance and Business Development for Boehringer Mannheim Therapeutics ("Boehringer Mannheim"), a pharmaceutical company and a subsidiary of Corange Ltd. From September 1989 to September 1993, Mr. Enright was employed at PaineWebber Incorporated, an investment banking firm, where he became a Vice President in January 1992. Mr. Enright received his M.B.A. from the Wharton School of Business at the University of Pennsylvania and his B.S. in biological sciences from Stanford University.

GILLIAN E. FRANCIS, M.B., D.SC. (MED), FRCPATH

    Gillian E. Francis, M.B., D.Sc. (Med), FRCPath, has served as a director of the Company since September 1999. Dr. Francis is Managing Director of PolyMASC Pharmaceuticals plc, a wholly-owned subsidiary of Valentis ("PolyMASC"). From December 1995 to August 1999, Dr. Francis was Chief Executive Officer of PolyMASC. Currently Dr. Francis is on full secondment from Royal Free and University College Medical School (part of the University of London) to PolyMASC. From 1994 to present, Dr. Francis has been Head of Department of Molecular Cell Pathology, Royal Free Hospital School of Medicine and Honorary Consultant, Royal Free Hospital. In December 1995, Dr. Francis was seconded as CEO, PolyMASC, maintaining post as Head of Molecular Cell Pathology (without active duties).

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING

RUSSELL C. HIRSCH, M.D., PH.D.

    Russell C. Hirsch, M.D., Ph.D., has served as a director of the Company since August 1993. He joined Mayfield in 1992, and has been a managing member of several venture capital funds affiliated with Mayfield since 1995. From 1984 to 1992, Dr. Hirsch conducted research in the laboratories of Nobel Laureate Harold Varmus, M.D., and Don Ganem, M.D., at the University of California, San Francisco. Dr. Hirsch received his M.D. and Ph.D. in biochemistry from the University of California, San Francisco.

RAJU KUCHERLAPATI, PH.D.

    Raju Kucherlapati, Ph.D., has served as a director of the Company since March 1995. Dr. Kucherlapati has served as the Lola and Saul Kramer Professor and Chairman of the Department of Molecular Genetics at Albert Einstein College of Medicine since 1989. He was a founder of both Cell Genesys, Inc., a biotechnology company and Millennium Pharmaceuticals, Inc., a biopharmaceutical company ("Millenium"). He serves on the Board of Directors of Abgenix, Inc., a biopharmaceutical company, and Millennium. Dr. Kucherlapati received his Ph.D. from the University of Illinois.

BERT W. O'MALLEY, M.D.

    Bert W. O'Malley, M.D., has served as a director of the Company since March 1999. Previously, Dr. O'Malley was one of GeneMedicine's founders, and served as a director of GeneMedicine from April 1998 to March 1999. Dr. O'Malley has been Chairman of the Department of Cell Biology at Baylor College of Medicine and a Director of the Baylor Center for Population Research and Reproductive Biology since 1973. He is a member of the National Academy of Science and the Institute of Medicine and the author of more than 500 scientific publications.
Dr. O'Malley's scientific work has included major achievements in the areas of medical endocrinology and reproduction with potentially broad application to the diagnosis of human genetic diseases and the treatment of breast and prostatic cancer. His work includes the invention of Genemedicine's proprietary GeneSwitch-TM- technology of the therapeutic protein produced by a gene medicine. Dr. O'Malley holds a B.S. and a M.D. degree from the University of Pittsburgh.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING

BENJAMIN F. MCGRAW III, PHARM.D.

    Benjamin F. McGraw, III, Pharm.D., joined the Company as President, Chief Executive Officer and director in September 1994 and became Chairman of the Board of Directors in February 1997. From April 1993 to September 1994,
Dr. McGraw was Corporate Vice President for Corporate Development for Allergan, Inc., a pharmaceutical company. From November 1990 to April 1993, he served as President of MedTech Trends, Inc., an investment advisory company. From November 1991 to April 1993, Dr. McGraw was President of Carerra Capital Management, Inc., an investment company, where he was the fund manager for a limited partnership that invested in health care companies. From July 1989 to November 1990, Dr. McGraw was Vice President, Development at Marion Merrell Dow, Inc., a pharmaceutical company. From November 1987 to July 1989, he was Vice President, Development at Marion Laboratories, Inc., a pharmaceutical company. Dr. McGraw received his Doctor of Pharmacy from the University of Tennessee Center for the Health Sciences, where he also completed a clinical practice residency.

ARTHUR M. PAPPAS

    Arthur M. Pappas has served as a director of the Company since March 1999. From January 1995 to March 1999, Mr. Pappas served as a director of GeneMedicine. Mr. Pappas is Chairman and Chief Executive Officer of A. M.
Pappas & Associates, LLC ("A. M. Pappas"), an international consulting, investment and venture company that works with life science companies, products and related technologies. Prior to founding A. M. Pappas in 1994, he was a director of Glaxo Holdings plc with executive responsibilities for operations in Asia Pacific, Latin America, and Canada. In this capacity, he was Chairman and Chief Executive of Glaxo Far East (Pte) Ltd. and Glaxo Latin America Inc., as well as Chairman of Glaxo Canada Inc. He has held various senior executive positions with Abbott Laboratories International Ltd., Merrell Dow Pharmaceuticals, and the Dow Chemical Company, in the United States and internationally. Mr. Pappas is a director of Quintiles Transnational Corp., a leading full-service drug development organization, Embrex, Inc., a research and development company specializing in poultry in-the-egg delivery systems, and KeraVision, Inc., a company developing products for reversible vision correction surgery. Mr. Pappas received a B.S. in Biology from Ohio State University and an M.B.A. in Finance from Xavier University.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended June 30, 1999, the Board of Directors held eight meetings. The Board has an Audit Committee and a Compensation Committee.

    The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of two non-employee directors: Mr. Enright and Dr. Hirsch. The Audit Committee did not meet in fiscal year ended June 30, 1999.

    The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two non-employee directors: Drs. Crooke and Kucherlapati. The Compensation Committee met twice during such fiscal year.

    During the fiscal year ended June 30, 1999, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

                                   PROPOSAL 2
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 2000 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since 1994. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of the Company's Common Stock as of August 31, 1999 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                          BENEFICIAL OWNERSHIP(1)
                                                          ------------------------
                                                           NUMBER OF    PERCENT OF
BENEFICIAL OWNER                                            SHARES        TOTAL
----------------                                          -----------   ----------
Entities Affiliated with Roche Holding Ltd(2) ..........   1,713,665        6.50
  Grenzacherstrasse 124, CH-4070
  Basel, Switzerland
Stanley T. Crooke, M.D., Ph.D.(3).......................      25,235           *
Patrick G. Enright(4)...................................     202,832           *
Gillian E. Francis, M.B. D.Sc. (Med), FRCPath...........     625,014        2.37
Russell C. Hirsch, M.D., Ph.D.(5).......................       6,633           *
Kenneth R. Lynn.........................................          --           *
Raju Kucherlapati, Ph.D.(6).............................      21,666           *
Benjamin F. McGraw, III, Pharm. D.(7)...................     406,703        1.54
Bert W. O'Malley, M.D.(8)...............................      74,303           *
Arthur M. Pappas........................................       3,997           *
Rodney Pearlman, Ph.D.(9)...............................     137,499           *
Kathryn N. Stankis(10)..................................      30,592           *
Bennet L. Weintraub(11).................................      35,075           *
All executive officers and directors                       1,569,549        5.96
  as a group (12 persons)(12)...........................

------------------------

   * Less than one percent.

 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G if any filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 26,343,816 shares outstanding on August 31, 1999, adjusted as required by rules promulgated by the SEC.

 (2) Includes 611,785 shares and 1,101,880 shares of Common Stock beneficially held by Syntex Corporaiton ("Syntex") and Corange International Limited ("Corange"), respectively. Syntex and Corange are affiliates of Roche Holding Ltd., a Swiss Corporation.

 (3) Includes 14,631 shares Dr. Crooke has the right to acquire pursuant to outstanding options exercisable within 60 days.

 (4) Includes 2,000 shares held by Enright Capital Advisors, an investment partnership of which Mr. Enright is a partner. Mr. Enright disclaims beneficial ownership of all such shares owned by the foregoing partnership except to the extent of his proportionate pecuniary interest therein. Also includes 88,333 shares Mr. Enright has the right to acquire pursuant to an option exercisable within 60 days.

 (5) Includes 8,833 shares Dr. Hirsch has the right to acquire pursuant to outstanding options exercisable within 60 days.

 (6) Includes 21,666 shares Dr. Kucherlapati has the right to acquire pursuant to options exercisable within 60 days.

 (7) Includes 373,333 shares Dr. McGraw acquired pursuant to the exercise of stock options, 29,098 of which will be subject to repurchase by the Company as of October 30, 1999.

 (8) Includes 40,390 shares Dr. O'Malley has the right to acquire pursuant to outstanding options exercisable within 60 days.

 (9) Includes 112,499 shares Dr. Pearlman acquired pursuant to the exercise of stock options, 1,823 of which will be subject to repurchase by the Company as of October 30, 1999. Also includes 26,040 shares Dr. Pearlman has the right to acquire pursuant to option exercisable within 60 days, 1,823 which will be subject to repurchase by the Company on such date, if issued.

 (10) Includes 15,794 shares Ms. Stankis has the right to acquire pursuant to outstanding options exercisable within 60 days.

 (11) Includes 28,332 shares Mr. Weintraub has the right to acquire pursuant to outstanding option exercisable within 60 days.

 (12) Includes 224,019 shares subject to options exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 1999, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Mr. Lynn failed to timely file his initial report on Form 3. Mr. Lynn filed such report shortly after being notified of the failure to timely file.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    Each non-employee director of the Company receives a quarterly retainer of $3,000 and a per meeting fee of $1,000. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

    Under the Directors' Plan, on the date of the annual stockholders' meeting of each year, each member of the Company's Board of Directors who is not an employee of the Company will automatically be granted under the Company's 1998 Non-Employee Director, without further action by the Company, the Board of Directors or the stockholders of the Company, an option to purchase 10,000 shares of Common Stock of the Company. In addition, each new non-employee director will receive a one time grant to purchase 25,000 shares of Common Stock on the date of the annual stockholders' meeting at which such new director is elected to the Board of Directors. The exercise price of the options granted to the non-employee directors is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant.

COMPENSATION OF EXECUTIVE OFFICERS

                            SUMMARY OF COMPENSATION

    The following table shows for the fiscal years ended June 30, 1999 and 1998, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at June 30, 1999 (the "Named Executive Officers"):

                                                                                        LONG TERM
                                                                                       COMPENSATION
                                                                                          AWARDS
                                                         ANNUAL COMPENSATION           ------------
                                                  ----------------------------------    SECURITIES
                                                                        OTHER ANNUAL    UNDERLYING     ALL OTHER
                                                   SALARY     BONUS     COMPENSATION     OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION              YEAR       ($)        ($)         ($)(1)          (#)           ($)(2)
---------------------------            --------   --------   --------   ------------   ------------   ------------
Benjamin F. McGraw III, Pharm.D. ....    1999     318,425     30,000           --         60,000          1,790
  Chairman, Chief Executive Officer      1998     275,002         --           --             --            656
  and President

Bennet L. Weintraub(3) ..............    1999     172,622         --           --             --            613
  Chief Financial Officer and Vice       1998      13,077         --           --         80,000             --
  President, Finance

Kenneth R. Lynn(4) ..................    1999      89,375         --           --         85,000            296
  Senior Vice President, Corporate       1998          --         --           --             --             --
  Development and Legal Affairs

Rodney Pearlman, Ph.D. ..............    1999     215,391     20,000           --         37,508            991
  Senior Vice President, Research and    1998     179,999         --           --             --            279
  Development

Kathryn N. Stankis(5) ...............    1999      42,993     86,268           --         22,840            150
  Vice President, Human Resources        1998          --         --           --             --             --

------------------------

(1) As permitted by rules promulgated by the SEC, no amounts are shown where the amounts constitute perquisites and do not exceed the higher of 10% of the sum of the salary and bonus column and $50,000.

(2) Represents insurance premiums paid by the Company with respect to group life insurance for the benefit of the Named Executive Officers.

(3) Represents actual compensation received by Mr. Weintraub during fiscal year ended June 30, 1998. Mr. Weintraub joined the Company in May 1998. His annualized salary for fiscal year ended June 30, 1998 was $172,622.

(4) Represents actual compensation received by Mr. Lynn during fiscal year ended June 30, 1999. Mr. Lynn joined the Company in January 1999. His annualized salary for fiscal year ended June 30, 1999 was $195,000.

(5) Represents actual compensation received by Ms. Stankis during fiscal year ended June 30, 1999. Ms. Stankis joined the Company in March 1999. Her annualized salary for fiscal year ended June 30, 1999 was $145,193.

                       STOCK OPTION GRANTS AND EXERCISES

    The Company grants options to its executive officers under its Incentive Plan. As of August 31, 1999, options to purchase a total of 1,443,039 shares were outstanding under the Incentive Plan and options to purchase
680,636 shares remained available for grant thereunder.

    The following tables show for the fiscal year ended June 30, 1999, certain information regarding options granted to, exercised by, and held at year end by, Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                   POTENTIAL REALIZABLE
                                                                                                     VALUE AT ASSUMED
                                                           INDIVIDUAL GRANTS                          ANNUAL RATES OF
                                       ---------------------------------------------------------           STOCK
                                        NUMBER OF      % OF TOTAL                                   PRICE APPRECIATION
                                       SECURITIES       OPTIONS                                             FOR
                                       UNDERLYING      GRANTED TO      EXERCISE OR                    OPTION TERM(1)
                                         OPTION       EMPLOYEES IN     BASE PRICE     EXPIRATION   ---------------------
NAME                                   GRANTED (#)   FISCAL YEAR(2)   ($/SH) (#)(3)      DATE       5% ($)      10% ($)
----                                   -----------   --------------   -------------   ----------   ---------   ---------
Benjamin F. McGraw III, Pharm.D......    60,000            10.48           5.88        09/15/08     222,264     560,952

Bennet L. Weintraub..................        --               --             --              --          --          --

Kenneth R. Lynn......................    85,000            14.85           6.13         1/11/09     328,262     828,470

Rodney Pearlman, Ph.D................    37,500             6.55           5.88        09/15/08     138,915     350,595

Kathryn N. Stankis...................     3,426              .60           5.14         7/11/08      11,094      27,999
                                         14,275             2.49           4.38          8/3/08      39,390      99,414
                                          5,139              .90           4.38         11/2/08      14,181      35,789

------------------------

(1) Reflects the value of the stock option on the date of grant assuming
    (i) for the 5% column, a five-percent annual rate of appreciation in the Company's Common Stock over the ten-year term of the option and (ii) for the 10% column, a ten-percent annual rate of appreciation in the Company's Common Stock over the ten-year term of the option, in each case without discounting to net present value and before income taxes associated with the exercise. The 5% and 10% assumed rates of appreciation are based on the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. The amounts in this table may not necessarily be achieved.

(2) Based on options to purchase 572,460 shares of the Company's Common Stock granted in fiscal year ended June 30, 1999.

(3) All options were granted at the fair market value at the date of grant.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                   SHARES                      NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                  ACQUIRED       VALUE        UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                     ON        REALIZED      OPTIONS AT JUNE 30, 1999           AT JUNE 30, 1999(2)
NAME                            EXERCISE (#)    ($)(1)     (#) EXERCISABLE/UNEXERSISABLE   ($) EXERCISABLE/UNEXERCISABLE
----                            ------------   ---------   -----------------------------   -----------------------------
Benjamin F. McGraw III,
  Pharm.D.....................       --            --             0/60,000                           0/0
Bennet L. Weintraub...........       --            --          21,666/58,334                         0/0
Kenneth R. Lynn...............       --            --             0/85,000                           0/0
Rodney Pearlman, Ph.D.........       --            --          14,583/47,917                       24,773/0
Kathryn N. Stankis............       --            --          25,086/21,696                         0/0

------------------------

(1) Fair Market Value of the Company's Common Stock on date of exercise minus the exercise price.

(2) Fair Market Value of the Company's Common Stock on June 30, 1999 ($3.1988) minus the exercise price of the options.

                             EMPLOYMENT AGREEMENTS

    The Company entered an employment offer letter (the "Offer Letter") with Kenneth R. Lynn to employ Mr. Lynn as Senior Vice President, Corporate Development and Legal Affairs. Under the terms of the Offer Letter, Mr. Lynn receives an annual salary of $195,000. Mr. Lynn also received one stock option grant covering an aggregate of 85,000 shares of Common Stock, pursuant to the terms of the Company's Incentive Plan. In the event the Company terminates
Mr. Lynn's employment because of Mr. Lynn's determination not to relocate to a site more than 25 miles from his home in the Denver area at the request of the Company, then the Company has agreed to pay Mr. Lynn one year's severance based on his then effective salary. In addition, Mr. Lynn will receive six months accelerated vesting of his stock options and the Company will pay his health care insurance premiums for six months.

    The Company also entered an employment agreement with Kathryn N. Stankis to employ Ms. Stankis as Vice President, Human Resources. Pursuant to the terms of the Agreement, Ms. Stankis remains eligible to receive certain severance benefits made available to her under the GeneMedicine Change of Control Severance Plan in effect prior to the merger in March 1999 for a period of twelve months after the effective date of the merger.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT(1)

    The Compensation Committee of the Board of Directors ("Committee") is composed of Drs. Crooke and Kucherlapati, neither of whom are currently officers or employees of the Company. The Committee is responsible for establishing the Company's compensation programs for all employees, including executives. For executive officers, the Committee evaluates performance and determines compensation policies and levels, as the Board requests.

EXECUTIVE COMPENSATION

    We design our executive compensation programs to attract and retain executives who can lead Valentis to meet its business objectives and to motivate them to enhance long-term stockholder value. The executive officers' annual compensation consists of three elements: cash salary, a cash incentive bonus and stock option grants.

    To determine fair compensation, the Compensation Committee reviews historical and current salary, bonus and stock award information for other comparable companies in similar geographic areas and at similar stages of growth and development. The group of comparable companies is not necessarily the same as the companies included in the market indices included in the performance graph on page 13. The Compensation Committee also reviews a variety of industry surveys throughout the year, which provide additional information about short and long-term executive compensation. Based in part on this information, the Compensation Committee generally sets salaries, including that of the Chief Executive Officer, at levels comparable to competitive companies of comparable size in similar industries. We structure our management by bonus program around both individual and Company performance. We base the total size of the bonus pool on our success in meeting performance goals for the year, accounting for changes the Compensation Committee discussed and agreed to during the course of the year.

    We use the stock option program to give management employees a substantial economic interest in the long-term appreciation of our Common Stock. We grant existing members of management new options on an annual basis to provide a continuing financial incentive. The size of the option grant is related to the executive's position and performance in the previous year.

KEY ACCOMPLISHMENTS FOR FISCAL 1999

    We had the following achievements during Fiscal 1999 to further advance our business objectives:

    - We completed a merger with GeneMedicine, Inc. in March 1999, strengthening our position as a leading gene therapy company.

    - Together with our manufacturing partner, DSM Biologics, we completed a large-scale 3,000 liter manufacturing run at DSM's facility in Montreal, Quebec, Canada, thereby triggering a $250,000 milestone payment from DSM to Valentis.

    - We entered into an agreement to merge with PolyMASC Pharmaceuticals plc, which merger strengthened the Company's technology platforms, added additional partners and diversified the Company's portfolio of products in clinical and preclinical development (this merger was completed in August
      1999).

------------------------

(1) Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and performance graph on page 13 shall not be incorporated by reference into any such filings. The Committee's objective is to set executive compensation at competitive levels when compared to other companies in the biotechnology industry. The primary components of executive compensation are base salary, annual incentives and long-term equity incentives.

    - We initiated a Phase II clinical trial with our Interleukin-2 (IL-2) gene therapy for the treatment of squamous cell carcinoma for the head and neck.

    - We initiated a Phase I/II clinical trial with our Interleukin-12 (IL-12) gene therapy for the treatment of squamous cell carcinoma for the head and neck.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Dr. McGraw's salary during fiscal year end June 30, 1999 as President, Chief Executive Officer and Chairman was $318,425. Following the Committee's review of Dr. McGraw's performance and the Company's performance during fiscal year ended June 30, 1999, the Committee set Dr. McGraw's annual salary for fiscal year ending June 30, 2000 at $327,978. In addition, the Compensation Committee approved a bonus of $50,000 in July 1999 for Dr. McGraw. In September 1998, the Committee also approved a stock option grant for 60,000 shares of Common Stock for Dr. McGraw, which is within the guidelines for the CEO under our annual stock options grant program. In approving Dr. McGraw's compensation, the Committee took into account (i) Dr. McGraw's past performance as President, CEO and Chairman of the Board of the Company, (ii) the scope of Dr. McGraw's responsibilities, and (iii) the Board's assessment of the Company's achievement of its performance objectives.

FEDERAL TAX CONSIDERATIONS

    Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than 1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

    The statute containing this law and the applicable Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and any applicable Treasury regulations and to comply with Code
Section 162(m) in the future to the extent consistent with the best interests of the Company.

CONCLUSION

    A significant portion of the Company's compensation program and Dr. McGraw's compensation are contingent on Company performance, and realization of benefits is closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company's business may result in highly variable compensation for a particular time period.

                                                  COMPENSATION COMMITTEE
                                              Stanley T. Crooke, M.D., Ph.D.
                                                 Raju Kucherlapati, Ph.D.

PERFORMANCE MEASUREMENT COMPARISON(1)

    The following graph shows the total stockholder return of an investment of $100 in cash on September 15, 1997 for (i) the Company's Common Stock, (ii) the Nasdaq Stock Market-U.S. Index (the "Nasdaq Stock Market-U.S.") and (iii) the Nasdaq Pharmaceutical Index (the "Nasdaq Pharmaceutical"). All values assume reinvestment of the full amount of all dividends and are calculated as of September 30, 1999:

              COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                            09/15/97  09/30/97  12/31/97  03/31/98  06/30/98  09/30/98  12/30/98  03/30/99  06/30/99  09/30/99
Valentis                       100.0     137.5     118.8      77.1      63.5      42.7      42.7      34.4      31.8      42.2
NASDAQ Composite Index         100.0     103.1      96.1     112.3     115.9     103.6     134.1     150.6     164.3     168.0
NASDAQ Biotechnology Index     100.0     104.7      92.8     103.6      97.1      97.5     133.9     152.5     155.3     180.4

------------------------

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS

    The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages. Judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's By-laws.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

    For further information about Valentis, Inc., please request a copy of our Annual Report on Form 10-K which we previously filed with the Securities & Exchange Commission, and is available free of charge. Please send written requests to:

    Valentis, Inc.
    863A Mitten Rd.
    Burlingame, CA 94010
    Attn: Investor Relations

                                          By Order of the Board of Directors

                                          /s/ Patrick A. Pohlen

                                          Patrick A. Pohlen
                                          Secretary

November 8, 1999

                                                                      1566-PS-99

                                     PROXY

                               VALENTIS, INC.

                               863A MITTEN ROAD
                         BURLINGAME, CALIFORNIA 94010

                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints Bennet L. Weintraub and Patrick A. Pohlen or either of them, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Valentis, Inc. (the "Company") held of record by the undersigned on October 25, 1999 at the Annual Meeting of Stockholders to be held on December 7, 1999 and any adjournments thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

     PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE, NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

-----------                                                        -----------
SEE REVERSE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE   SEE REVERSE
    SIDE                                                               SIDE
-----------                                                        -----------

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of the Company that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your prompt consideration of these matters.

Sincerely,

Valentis, Inc.


                                   DETACH HERE

/X/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

    MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 BELOW AND A VOTE FOR PROPOSAL 2.

                                                                                                            FOR  AGAINST ABSTAIN
    1. Election of Directors                                            2. To ratify the selection of Ernst / /    / /     / /
    Nominees: Stanley T. Crooke, M.D., Ph.D., Patrick G. Enright,          & Young LLP as independent
    Gillian E. Francis, M.B., D.Sc. (Med), FRCPath                         auditors of the Company.

         FOR                                                            3. In their discretion, the proxies are authorized to
     all nominees                                                          vote upon any other business that may properly
     (except as     /  /   /  / WITHHELD                                   come before the meeting.
    marked to the
   contrary below)                                                      MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /

------------------------------------------------
For all nominees except as noted above.                                 Please sign exactly as name appears hereon. Joint owners
                                                                        should each sign. Executors, administrators, trustees,
                                                                        guardians or other fiduciaries should give full title as
                                                                        such. If signing for a corporation, please sign in full
                                                                        corporate name by a duly authorized officer.

Signature:                           Date:                 Signature:                              Date:
           --------------------------     ----------------            ----------------------------      ------------------